UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2016
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA		92691

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2016, The Ensign Group, Inc. (Ensign or the Company) increased its credit facility by $200.0 million to an aggregate principal amount of up to $450.0 million comprised of a $300.0 million revolving credit facility and a $150.0 million term loan advanced in one drawing on July 19, 2016. Borrowings under the term loan portion amortize in equal quarterly installments, matures on February 5, 2021, in an aggregate annual amount equal to 5.0% per annum of the original principal amount. Borrowings are supported by a lending consortium arranged by SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC. Under the credit facility, the Company may seek to obtain incremental revolving or term loans in an aggregate amount not to exceed $150.0 million.

Except as set forth above, all other terms and conditions under the existing credit facility remained in full force and effect.

The foregoing description of the credit facility is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the Second Amended and Restated Credit Agreement, contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Second Amended Credit Agreement, dated as of July 19, 2016, by and among The Ensign Group, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2016	THE ENSIGN GROUP, INC.
	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended Credit Agreement, dated as of July 19, 2016, by and among The Ensign Group, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto.